Rule 424(b)(3)	File # 333-10758

EFFECTIVE MARCH 31, 2003 THE NOMINAL VALUE
HAS CHANGED TO UNITED KINGDOM POUND 1




EXHIBIT A TO DEPOSIT AGREEMENT
No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two
hundred and fifty (250) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF UNITED KINGDOM POUND 0.001 PER
SHARE OF QXL RICARDO PLC
(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)
The Bank of New York as depositary (hereinafter
called the "Depositary"), hereby certifies that,
or registered assigns IS THE OWNER OF AMERICAN
DEPOSITARY SHARES
representing deposited Ordinary Shares (herein called
 "Shares") of QXL ricardo plc, incorporated under the
laws of the England and Wales (herein called the
"Company").  At the date hereof, each American Depositary
 Share represents two hundred and fifty (250) Shares
which are either deposited or subject to deposit under
the deposit agreement at the London, England office of
The Bank of New York (herein called the "Custodian").
The Depositary's Corporate Trust Office is located at
a different address than its principal executive office.
  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286. THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.  10286
1.
THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue
 (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of October 14, 1999, as amended and restated as of December 21, 2000, as further amended and restated as of December 31, 2001 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.
  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
"Deposited Securities").  Copies of the Deposit
Agreement are on file at the Depositary's Corporate
 Trust Office in New York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.
2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purposes of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this
 Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of (a)
 certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to the Owner hereof or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the London,
 England office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the
 Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction IA(i)
 and in Form F-6 (as such instruction may be amended from time to time) under the Securities
Act in connection with respect to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders'
 meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the

Receipts or to the withdrawal of the Deposited
Securities.
3. TRANSFERS, COMBINATION, AND SPLIT-UPS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust
Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this
 Receipt properly endorsed for transfer or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary. This
Receipt, subject to the terms of the Deposit
 Agreement, may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
4. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER
AND SURRENDER OF RECEIPTS.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to
 Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and any such reasonable regulations, if any, the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.
The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which such Receipts or Shares are listed or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities
 Act of 1933, unless a registration statement is in effect as to such Shares, or, to the extent the Depositary has received instructions with respect thereto from the Company, any Shares the deposit of which would violate any provision of the Memorandum and Articles of Association of the Company.
5. LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
 payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.
6. WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit
 Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American
Depositary Shares representing such Shares by that person are not restricted under the Securities
 Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
7. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The
Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any
Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary exemption is in force or approval has been granted by any governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.
8. CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable
 expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.  The charges and expenses of the
 Custodian are for the sole account of the Depositary.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable: (1) taxes
 and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the Share register of the Company or Foreign
Registrar and applicable to transfers of Shares to
 the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such reasonable expenses as are incurred by the
Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares
 (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per
 American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.
The Depositary, subject to Article (8) hereof, may
 own and deal in any class of securities of the Company and its affiliates and in Receipts.
9. PRE-RELEASE OF RECEIPTS.
The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording
 Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is
 subject to the restrictions of the following paragraph. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section
2.3 of the Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares pursuant to
 Section 2.2 of the Deposit Agreement ("Pre-Release").
  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The
Depositary may receive Receipts in lieu of Shares
 in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial
 ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.
The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set
 Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit
Agreement, the collateral referred to in clause (b)
 above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).
The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
10. TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery
 with the same effect as in the case of a negotiable instrument, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.
11. VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.
12. REPORTS; INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").
Such reports and communications will be available for
 inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both
(a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request of the Company, send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.
The Depositary will keep books for the registration
 of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners provided that such inspection shall not be for the purpose of communicating with
Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
13. DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend
 or other cash distribution on any Deposited
Securities, the Depositary will, if at the time
 of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit
Agreement, convert such dividend or distribution
 as promptly as practicable into Dollars and will distribute, as promptly as practicable, the amount thus received to the Owners entitled thereto, in proportion to the number of American
Depositary Shares representing such Deposited
 Securities held by them, respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities
 an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing
American Depositary Shares representing such
Deposited Securities shall be reduced accordingly.
Subject to the provisions of Sections 4.11 and 5.9
 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary will, after consultation with the Company, cause the securities or property received by it to be distributed to the Owners entitled thereto, as promptly as practicable in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, in any manner that the Depositary, after consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the Depositary to
 the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no such distribution to Owners pursuant to
 Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. To the extent that such securities or property or the net proceeds thereof are not effectively distributed to Owners as provided in this paragraph, each American Depositary Share shall thereafter also represent the additional securities or property distributed in respect of the Shares represented by such American Depositary Share prior to such distribution.
If any distribution upon Deposited Securities consist s of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, provided, however, that no such distribution to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.
 In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional
 Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property
 (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary
 Shares held by them respectively. The Depositary agrees to use reasonable efforts to cooperate with the Issuer in connection with the Issuer's compliance with arrangements known as "H" arrangements or other arrangements designed to facilitate the obtaining of benefits under the U.K.-U.S. double tax treaty by the Owners and Beneficial Owners of Receipts.
14. CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign
Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
If at any time the Depositary shall determine that any Foreign Currency received by the Depositary is not pursuant to applicable law convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the
 Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
15. RIGHTS.
In the event that the Company shall offer or cause to be
 offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering by reason of applicable law, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners
 or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
After consultation with the Company, if the Depositary
 has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon
 payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended, if required, in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and
 allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit
 Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. No distributions of rights or the net proceeds of any sale of rights to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.
The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the
Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act, provided that nothing in the Deposit Agreement will create or be construed to create, any obligation on
 the part of the Company to file a registration statement with respect to such rights or securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration
 under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
16. RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary, after consultation with the Company to the extent practicable, shall fix a record date (which will be as close as reasonably practicable to the date corresponding to the record date, if any, fixed by the Company in respect of Shares) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale
 thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
17. VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be approved of or furnished by the Company which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business
 on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company,
 to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date
 established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the
American Depositary Shares evidenced by such Owner's
Receipts on or before the Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
18. CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited
 Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the
Company or to which it is a party, any securities which
 shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
19. LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, employees, agents, or affiliates shall incur any liability to any Owner or Beneficial
Owner or other person, if by reason of any provision of
 any present or future law of the United States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner or other person by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to
 lapse. Each of the Company, the Depositary and its directors, employees, agents or affiliates assume no obligation nor shall they be subject to any liability under the Deposit Agreement to any Owner or Beneficial
 Owner or other person, except that the Depositary and the Company agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the
Company nor any of their directors, employees, agents
 or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. Each of the Depositary, the Issuer and their respective directors, employees, agents and controlling persons (as defined under the Securities Act of 1933), may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
No disclaimer of liability under the Securities
 Act of 1933 is intended by any provision of the Deposit Agreement.
20. RESIGNATION AND REMOVAL OF THE DEPOSITARY.
The Depositary may at any time resign as Depositary
 under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
 The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
21. THE CUSTODIAN.
Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians. Immediately upon any change in Custodian the Depositary shall give notice thereof to the Company.
22. AMENDMENT.
The form of the Receipts and any provisions of the
 Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of ninety days after notice of such amendment shall have been given to the Owners of outstanding
 Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In no event
 shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
23. TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of this Receipt, will upon (a) surrender of this Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by this
 Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter
 shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit
Agreement, and shall continue to deliver Deposited
 Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit
 Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be discharged from all obligations under the Deposit
 Agreement, except for its obligations to the Company with respect to indemnification and to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).
Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
24. COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited
Securities in a manner which would violate the U.S.
 securities laws, including, but not limited to,
Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.
25. DISCLOSURE OF INTERESTS.
Notwithstanding any other provision of the Deposit
Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the Memorandum and Articles of Association of the Company (to the same extent as if such American Depositary Shares evidenced by such Receipt were the Shares represented by such American Depositary Shares evidenced by such
 Receipt, provided, however, that such provisions shall apply to such persons only to the extent feasible), and to provide such information as the Company may request in a disclosure notice
(a "Disclosure Notice") given pursuant to statutory provisions of English law or the Memorandum and Articles of Association. Failure of an Owner or
 Beneficial Owner to provide in a timely fashion information requested in any Disclosure Notice may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Owner or Beneficial Owner's American
 Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary
 Shares). The Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.
In addition, any Owner or Beneficial Owner who is or becomes directly or indirectly interested
(within the meaning of Section 208 and 209 of the
 United Kingdom Companies Act 1985, as amended from time to time (the "Companies Act")), in the issued ordinary share capital of the Company equal to or in excess of the then "notifiable interest" (at the date hereof, three percent
(3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent
 (1%) of the outstanding Shares, notify the Company as required by the Companies Act.
If the Company requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Company or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.
26. MAINTENANCE OF RECORDS.
The Depositary agrees to maintain or cause its agents
 to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05 of the Deposit Agreement, substitute Receipts delivered under Section 2.07 of the Deposit Agreement, and of cancelled or destroyed Receipts under Section 2.08 of the Deposit Agreement, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.




(..continued)








Form of Receipt with nominal value change notice